UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 30, 2005

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 Nod Road
AVON, CONNECTICUT		06001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – OTHER EVENTS.

On December 30, 2005, effective for and as of December 31, 2005, the Company closed on the sale to Aetna Inc. (“Aetna”) of certain assets of the Company (the “Aetna Assets”) used in the management of behavioral healthcare services for Aetna members.  As previously announced, on December 8, 2004, the Company was informed that Aetna would not renew its behavioral healthcare services management agreement with the Company as of December 31, 2005 and would exercise its option to purchase the Aetna Assets.  The sale was concluded pursuant to the terms of a certain Asset Purchase Agreement dated February 23, 2005, as amended.  The total consideration to be received by the Company is approximately $57.1 million, consisting of $30 million for the Aetna Assets and approximately $27.1 million for the delivery by the Company of executed addenda with Aetna to certain of the Company’s network provider contracts (the “Network Amount’).  Approximately $55.8 million is to be paid at closing, with the remaining approximately $1.3 million of the Network Amount, which is subject to adjustment, to be paid 120 days after closing based upon the final calculation of the Network Amount. The adjustment is not expected to be material.  In connection with the Closing, the Company paid approximately $50.2 million to Aetna in satisfaction of outstanding principal and interest on its previously issued promissory note to Aetna.

Also, pursuant to an amendment to the Asset Purchase Agreement and a separate Transition Services Agreement contemplated by the Asset Purchase Agreement, the Company and Aetna agreed to the resolution of certain pre- and post-closing obligations and the provision of certain transition services by the Company to Aetna after December 31, 2005 through February 28, 2006, with the right of Aetna to extend the agreement until June 30, 2006.  The Transition Services Agreement provides for payments by Aetna to the Company of $3 million for services for the period January 1 through February 28, 2006, $1 million payable on April 15, 2006 for the attainment of certain performance metrics, $500,000 for the settlement of certain claims for inpatient expenses for patients whose courses of treatment begin in 2005 and extend into 2006, and $1 million minimum payment for network rental services for one year through December 31, 2006.  The amendment to the Asset Purchase Agreement also provides that subject to certain terms and conditions, the Company will be Aetna’s preferred Medicaid vendor for management of behavioral health and substance abuse services in Aetna’s Medicaid business for which Aetna determines to submit a bid and use the services of an outside vendor on any state Medicaid request for proposal issued in final form on or before September 21, 2007.

The Company’s revenue associated with the Aetna contract for behavioral healthcare management services was $184.5 million for the nine months ended September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

	By:	/s/ Mark S. Demilio
Name: Mark S. Demilio
		Title:	Executive Vice President and
Chief Financial Officer
Dated: December 30, 2005

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